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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                -------------------------------------------------

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                     A TRUSTEE PURSUANT TO SECTION 305(b)(2)
               --------------------------------------------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

NEW YORK                                                             13-5160382
(State of incorporation                                        (I.R.S. employer
if not a national bank)                                     identification No.)

1 WALL STREET                                                             10286
NEW YORK, NEW YORK                                                   (Zip Code)
(Address of principal executive offices)

                                Michael Shepherd
                                 General Counsel
                                 One Wall Street
                                   15th Floor
                            New York, New York 10286
                                Tel: 212 635-6748

            (Name, address and telephone number of agent for service)

                 ----------------------------------------------
                    INTERSTAR MILLENNIUM SERIES 2002-1G TRUST
               (Exact name of obligor as specified in its charter)

AUSTRALIA                                                       (I.R.S. employer
(State or other jurisdiction of                              identification No.)
incorporation or organization)

LEVEL 28, 367 COLLINS STREET,
MELBOURNE, VICTORIA
AUSTRALIA
(Address of principal executive offices)

                    -----------------------------------------
                  CLASS A2 MORTGAGE BACKED FLOATING RATE NOTES

                       (Title of the indenture securities)
                    -----------------------------------------

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                                     GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              Superintendent of Banks of the State of New York, 2 Rector Street, New York, New York 10006 and Albany, New York, 12203.

              Board of Governors of the Federal Reserve System, Washington, D.C., 20551

              Federal Reserve Bank of New York, District No. 2, 33 Liberty Plaza, New York, New York, 10045

              Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

                                       2

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Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Organization Certificate of the Trustee (The Bank of New York, formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.

          2. None; Certificate of Authority being contained in the documents identified above as Exhibit 1.

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibit 1.

          4.   A copy of the existing By-Laws of the Trustee.

          5.   Not applicable.

          6.   The consent of the Trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.

                                       3

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                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London in the United Kingdom, on the day of 10, June, 2002.




                                                     THE BANK OF NEW YORK

                                                     By: /s/ Louise Clayden



                                                     ..........................
                                                     LOUISE CLAYDEN
                                                     ASSISTANT VICE PRESIDENT

                                       4
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                              EXHIBIT 7 TO FORM T-1









                                       5


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                                                                       EXHIBIT 7
                                                                       ---------

--------------------------------------------------------------------------------

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2001, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                               Dollar Amounts
ASSETS                                                           In Thousands
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin..            $3,238,092
   Interest-bearing balances...........................             5,255,952
Securities:
   Held-to-maturity securities.........................               127,193
   Available-for-sale securities.......................            12,143,488
Federal funds sold and Securities purchased under
   agreements to resell................................               281,677
Loans and lease financing receivables:
   Loans and leases held for sale......................                   786
   Loans and leases, net of unearned
     income............................................            46,206,726
   LESS: Allowance for loan and
     lease losses......................................               607,115
   Loans and leases, net of unearned
     income and allowance..............................            45,599,611
Trading Assets.........................................             9,074,924
Premises and fixed assets (including capitalized
   leases).............................................               783,165
Other real estate owned................................                   935
Investments in unconsolidated subsidiaries and
   associated companies................................               200,944
Customers' liability to this bank on acceptances
   outstanding.........................................               311,521
Intangible assets......................................
   Goodwill............................................             1,546,125
   Other intangible assets.............................                 8,497
Other assets...........................................             8,761,129
                                                                  ===========


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Total assets...........................................           $87,334,039
                                                                  ===========

LIABILITIES
Deposits:
   In domestic offices.................................           $28,254,986
   Noninterest-bearing.................................            10,843,829
   Interest-bearing....................................            17,411,157
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs............................            31,999,406
   Noninterest-bearing.................................             1,006,193
   Interest-bearing....................................            30,993,213
Federal funds purchased and securities sold under
   agreements to repurchase............................             6,004,678
Trading liabilities....................................             2,286,940
Other borrowed money:
   (includes mortgage indebtedness and obligations
   under capitalized leases)...........................             1,845,865
Bank's liability on acceptances executed and
   outstanding.........................................               440,362
Subordinated notes and debentures......................             2,196,000
Other liabilities......................................             7,606,565
                                                                  -----------
Total liabilities......................................           $80,634,802
                                                                  ===========
EQUITY CAPITAL
Common stock...........................................             1,135,284
Surplus................................................             1,050,729
Retained earnings......................................             4,436,230
Accumulated other comprehensive income.................                76,292
Other equity capital components........................                     0
------------------------------------------------------------------------------
Total equity capital...................................             6,698,535
                                                                  -----------
Total liabilities and equity capital...................           $87,334,039
                                                                  ===========


         I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                       Thomas J. Mastro,
                                   Senior Vice President and Comptroller

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been




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prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


Thomas A. Renyi             --
Gerald L. Hassell             |          Directors
Alan R. Griffith              |
                            --

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